DATED 8th February, 2001

SYSTEMS UNION LIMITED			(1)
And
CORILLIAN INTERNATIONAL LIMITED			(2)
CORILLIAN CORPORATION			(3)

SUB-UNDERLEASE relating to Part Ground Floor North Wing Systems Union House (Building S2) Farnborough Aerospace Centre Farnborough Hampshire

COMMENCING:			2000
EXPIRING:			2005
INITIAL RENT:	£327,015.00	pa
RENT REVIEW DATES:	18 July 2001

    THIS SUB-UNDERLEASE is made the 8th day of February 2001

BETWEEN

(1)
SYSTEMS UNION LIMITED (Company Registration Number 2766416) whose registered office is at Systems Union House 1 Lakeside Road Farnborough Hampshire GU14 6XP ("the Landlord")

(2)
CORILLIAN INTERNATIONAL LIMITED (Company Registration Number 04007036 whose registered office is at 75 Cannon Street London EC4N 5BN ("the Tenant")

(3)
CORILLIAN CORPORATION of 3400 NW John Olsen Place, Hillsboro, OR97124 ("the Guarantor")

    WITNESSES as follows:

1  Definitions

1.1
In this Lease unless the context otherwise requires the following expressions shall have the following meanings:

  "Building" means the building and external areas including the Car Park known as Systems Union House (Building S2), Farnborough Aerospace Centre of which the Premises forms part

  "Car Park" means the car park at the Building

  "Car Park Plan" means the attached plan marked as such

  "Common Parts" means all parts of the Building from time to time provided for the common use of more than one of the tenants or occupiers of the Building and their visitors including any vehicular and pedestrian accesses passages circulation areas landscaped areas fire escapes toilet facilities refuse collection and disposal areas and the café on the ground floor of the Building but excluding the meeting rooms on the ground floor any part of the Building above the ground floor

  "Conduits" means sewers drains pipes wires cables ducts gutters fibres and any other medium for the passage or transmission of soil water gas electricity air smoke light information or other matters and includes where relevant ancillary equipment and structures

  "Commencement Date" means the date 12th January 2001

  "Head Landlord" means any party having an interest in the Premises in reversion to the Head Lease

  "Head Lease" means the Lease dated 18 July 1996 and made between British Aerospace (Farnborough 2) Limited (1) the Superior Landlord (2) International Cabletel Incorporated (3) and Farnborough Aerospace Centre Management Limited (4)

  "Latent Defect" means any defect in the Building or anything installed in or on the Property attributable to:-

  (a)
  defective design

  (b)
  defective workmanship or materials

  (c)
  defective supervision of the construction of or the installation of anything in or on the property or

  (d)
  defective preparation of the site on which the property is constructed

  "Lettable Area" means a part of the Building designed or intended for letting or exclusive occupation (except in connection with the management of the Building) the boundaries of any

  Lettable Area being determined in the same manner as the boundaries of the Premises under Schedule 1

  "Managing Agent" means any party from time to time appointed by the Landlord to manage the Building (who may be an employee of the Landlord)

  "Outgoings" means all rates taxes charges duties assessments impositions and outgoings of any sort relating to the Building which are at any time during the Term payable whether by the owner or occupier of the Building but excluding charges for electricity gas water sewerage telecommunications and other services rendered to or consumed by the Premises or a Lettable Area and tax payable by the Landlord on the receipt of the Basic Rent or on any dealings with its reversion to this Lease and input Value Added Tax suffered by the Landlord in respect of the Building

  "Plant" means the plant equipment and machinery from time to time in or on the Building including without limitation lifts hoists generators and equipment for air-conditioning ventilation heating cooling fire alarm fire prevention or fire control communication and security

  "Premises" means that part of the Building described in Schedule 1 and all additions and improvements made to it and references to the Premises shall include reference to any part of them

  "Premises Plan" means the plan attached to this Lease marked as such

  "Rent Commencement Date" means the date one month after the Commencement Date

  "Retained Property" means all parts of the Building except for the Premises and the other Lettable Areas and includes without limitation the Common Parts the Conduits the foundations roof exterior and structure of the Building the Plant (except where part of the Premises or any Lettable Area) any external areas of the Building and any parts of the Building used for the management of the Building or the provision of services to it

  "Superior Landlord" means any party having an interest in the Premises in reversion to the Superior Lease

  "Superior Lease" means the Lease dated 17 March 2000 and made between Cabletel (UK) Limited (1) the Landlord (2) and Systems Union Group Limited (3)

2  Demise and Rents

  IN consideration of the rents and covenants hereinafter reserved and contained the Landlord HEREBY DEMISES to the Tenant the Premises TOGETHER WITH (in common with the Landlord and all others from time to time entitled thereto) for the benefit of the Tenant its successors in title servants agents and visitors and all others from time to time entitled to like or similar rights the rights and easements set out in Part 2 of the First Schedule to the Head Lease insofar as they relate to the Premises and the rights set out in Schedule 2 of this Lease EXCEPTING AND RESERVING unto the Landlord the persons for the time being entitled to any interest or interests reversionary (whether immediate or mediate) upon the Landlord's interest and all other persons entitled to the same the rights and easements excepted and reserved by the Headlease and Superior Lease insofar as they relate to the Premises and the rights set out in Schedule 3 of this Lease TO HOLD the same unto the Tenant for the term of five years from and including the Commencement Date ("the Term") YIELDING AND PAYING therefor to the Landlord throughout the term by way of rent:-

  FIRSTLY the annual rent of THREE HUNDRED AND TWENTY SEVEN THOUSAND AND FIFTEEN POUNDS (£327,015) plus VAT (subject to review on 18 July 2001 in accordance with clause 8 of the Head Lease as incorporated by clause 5.2 of this Lease) such rent to be paid by equal quarterly payments in advance on the usual quarter days in every year without deduction or set off except for that required by statute the first of such payments or a proportionate part thereof to be made on the Rent Commencement Date for the period from the Rent Commencement Date to the next succeeding quarter day

  SECONDLY any other sums which may become due from the Tenant to the Landlord under the provisions of this Lease

  THIRDLY by way of further rent the Value Added Tax (or any tax of a similar nature that may be substituted for it or levied in addition to it) (by reason of an election of a Landlord or otherwise) in respect of the rents first and secondly and thirdly reserved (except in so far as the Landlord is able to recover the same as input tax) to be paid by equal quarterly payments in advance on the usual quarter days.

3  Tenant's Covenants

    THE Tenant HEREBY COVENANTS with the Landlord as follows:-

3.1
To pay the rents reserved in clause 2 on the dates and in the manner stated

3.2
To pay and discharge all charges for electricity gas sewerage telecommunications and other services rendered to or consumed by the Premises at the times when they become due

3.3
To reimburse the Landlord with 7 days of demand its costs incurred in installing and maintaining telephone connection and equipment for the benefit of the Tenant

3.4
If due to any act or omission by the Tenant the sums payable by the Landlord to the Superior Landlord pursuant to the Superior Lease in respect of insurance premiums shall substantially increase then the Tenant shall pay on demand a due proportion determined by the Landlord (acting reasonably) of such increase for so long as those circumstances subsist

3.5
To observe and perform in so far as they relate to the Premises the covenants and conditions on the part of the lessee in clause 3 (other than sub-clauses 3.1, 3,3, 3.4, 3.5, 3.6, 3.7, 3.9, 3.18, 3.22, 3.23 and 3.24) of the Head Lease as if the same were set out at length herein and with such modifications only as are necessary to make them applicable to this demise and such modifications as are specified in this Lease and to indemnify the Landlord from and against any actions proceedings claims damages costs expenses or losses arising from any breach non-observance or non-performance of such covenants and conditions

3.6
Not to do omit suffer or permit in relation to the Premises any act or thing which would or might cause the Landlord to be in breach of the Headlease or Superior Lease

3.7
During the last three months of the Term to redecorate the internal walls of the Premises with one good coat of emulsion paint and to clean (or replace if necessary) the carpet at the Premises

3.8
Alienation

(a)
Not to assign mortgage charge underlet or part with the possession or occupation of whole or any part of the Premises save for assignment of the whole of the Premises as permitted below

(b)
Not to assign the whole of the Premises without the prior written consent of the Landlord which shall not be unreasonably withheld provided that for the purposes of sub-section 1(A) of section 19 of the Landlord and Tenant Act 1927 (and without prejudice to any other right of the Landlord to withhold consent on any other reasonable ground) it is hereby agreed that the Landlord (i) may withhold consent to any assignment of the whole of the Premises if any one or more of the circumstances set out in clause 3.8 (c) applies and (ii) may impose all or any of the requirements set out in clause 3.8 (d) as a condition of its consent

  (c)
  The circumstances referred to in clause 3.8 (b) are that:

  (i)
  in the Landlord's reasonable opinion the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants in this Lease

  (ii)
  if there has not been delivered to the Landlord such information as the Landlord may reasonably request to enable it to form a judgment on the matters mentioned in sub-clause 3.8 (c) (i)

  (iii)
  if any rent firstly reserved payable to the Landlord under this Lease are unpaid 14 days after the due date for payment or if there is any subsisting material breach of any of the Tenant's covenants in this Lease

  (d)
  Any consent given by to any assignment to a proposed assignee:-

  (i)
  shall be subject to a condition that the Tenant not later than the date of assignment enters into an authorised guarantee agreement in such form as the Landlord may reasonably require and that any guarantor or surety for the Tenant enters into a guarantee of such authorised guarantee agreement in such form as the Landlord may reasonably require

  (ii)
  may if the Landlord reasonably so requires be subject to a condition that a guarantor reasonably acceptable to the Landlord executes and delivers to the Landlord a deed in such form as the Landlord may jointly reasonably require wherein it covenants (jointly and severally if more than one) as a primary obligation that:-

  (A)
  that the assignee will during the residue of the Term then subsisting pay the rents for the time being hereby reserved and perform and observe the covenants on the part of the Tenant herein contained and

  (B)
  that if the assignee enters into an authorised guarantee agreement the assignee will pay all sums payable under and observe and perform its covenants contained in the authorised guarantee agreement and

  (C)
  that the guarantor will keep the Landlord indemnified from and against all actions proceedings costs claims expenses damages losses and demands arising by reason of any default by the assignee and

  (D)
  that any neglect or forbearance of the Landlord or the Superior Landlord or any disability or immunity or lack of power of the assignee or the assignee ceasing to exist shall not release or exonerate the guarantor and

  (E)
  that if the assignee shall be wound up or cease to exist or if any liquidator of the assignee shall disclaim this Lease or if the Landlord would under any authorised guarantee agreement be entitled to require the assignee to take a new lease of the demised premises then the guarantor will should the Landlord so require accept a new lease of the demised premises such new lease to commence from the date of such event as aforesaid and be for the residue then unexpired of the Term and to be at the rents then payable (such rents to commence from such date as aforesaid) and to be subject to the same tenant's covenants and to the same provisos and conditions as those in force immediately before such event as aforesaid and to be granted at the cost in all respects of the guarantor in exchange for a counterpart duly executed by the guarantor or

  (F)
  the payment to the Landlord of all rents and other sums under this Lease which have fallen due prior to the date of assignment and the remedying of all or any subsisting material breaches of Tenant's covenant in this Lease which are capable of remedy

  (e)
  Not to share the possession or occupation of the whole or any part of the Premises except with a company which is a member of the same group of companies as the Tenant within the meaning of Section 42 of the Landlord and Tenant Act 1954 provided that no relationship of landlord and tenant is thereby created and provided that such arrangement shall be determined upon such company ceasing to be within the same group of companies as aforesaid

3.9
Repair

  To keep the Premises in good and substantial repair and condition and repair or replace forthwith by new articles of similar kind and quality all Landlord's fixtures fittings and carpets belonging to the Premises which shall be damaged worn out or removed (excepting damage caused by a risk against which the Head Landlord Superior Landlord or Landlord insures and excepting Latent Defects and any want of repair attributable to such a Latent Defect) provided that the Tenant shall not be obliged to put the Premises into a better state of repair than at the date of this Lease as evidenced by the schedule of condition annexed hereto

3.10
Signs

  That no mast dish aerial pole sign fascia placard bill notice or other notification whatsoever shall be placed or affixed on or to the outside of the Premises or on the inside so as to be visible from the outside or otherwise in or on the Premises save for a sign at the entrance to the Premises on the ground floor and a sign at the front entrance of the Building in such position as the Landlord shall from time to time reasonably specify stating the Tenant's name and business such sign to be of a size design and lettering previously approved in writing by the Landlord such approval not to be unreasonably withheld

3.11
Yielding up on Determination

(a)
On Determination the Tenant shall yield up the Premises to the Landlord with vacant possession in a state of repair condition and decoration which is consistent with the proper performance of the Tenant's covenants in this Lease

(b)
If on Determination the Tenant leaves any fixtures fittings or other items in the Premises the Landlord may 15 working days after notifying the Tenant in writing in writing of the items so left behind treat them as having been abandoned and may remove destroy or dispose of them as the Landlord wishes and the Tenant shall pay to the Landlord on demand the proper cost of this properly incurred with interest at the Interest Rate from the date of demand to the date of payment and indemnify the Landlord against any and all resulting liability

(c)
Immediately before Determination if and to the extent required by the Landlord in writing at least two months before the determination the Tenant shall reinstate all alterations (including partitioning) additions or improvements made to the Premises at any time during the Term (or pursuant to any agreement for lease made before the start of the Term) and where this involves the disconnection of Plant or Conduits the Tenant shall ensure that the disconnection is carried out properly and safely and that the Plant and Conduits are suitably sealed off or capped and left in a safe condition so as not to interfere with the continued functioning of the Plant or use of the Conduits elsewhere in the Building

(d)
The Tenant shall make good any damage caused to the Premises Plant and Conduits in complying with paragraph 3.11(c) and shall carry out all relevant works (including the making good of damage) to the reasonable satisfaction of the Landlord

4  Landlord's Covenants

    THE Landlord HEREBY COVENANTS with the Tenant as follows:-

4.1
that the Tenant paying the rent hereinbefore reserved and performing and observing the several covenants conditions and agreements on the part of the Tenant herein contained shall and may peaceably hold and enjoy the Premises during the term hereby granted without any interruption by the Landlord or by any person lawfully claiming through under or in trust for the Landlord or by title paramount

4.2
to pay the rent reserved by the Superior Lease and observe and perform the lessees covenants therein contained in relation to the demise hereby made in so far as the same are not to be observed and performed by the Tenant in terms of this Lease

4.3
The Landlord shall:

(a)
pay promptly to the Superior Landlord all sums relating to insurance and service charge required under the Superior Lease

(b)
request from the Superior Landlord whenever reasonably requested by the Tenant and to the extent permitted under the Superior Lease evidence of the terms of the Insurance Policies effected by the Superior Landlord or the Head Landlord and of payment of the last premium and shall pass on to the Tenant the evidence obtained from the Superior Landlord;

(c)
pass on to the Tenant copies of all communications about insurance of the Building received from the Insurers or the Superior Landlord or from any person on their behalf and to provide a copy upon request by the Tenant of the plate glass insurance effected by the Landlord under the Superior Lease together with last premium receipt

4.4
on the request of the Tenant to take such steps as the Tenant may reasonably require to enforce (through the Superior Landlord) the covenants on the part of the Head Landlord and Management Company contained in clauses 4 5 and clauses 6.2 of the Head Lease so far as they remain outstanding and relate to the Premises and on the part of the Management Company contained in clause 6 of the Head Lease

4.5
To use it's reasonable endeavours at the Tenant's expense to obtain the consent of the Superior Landlord's whenever the Tenant makes application for any consent required under this Lease whether the consent of both the Landlord and the Superior Landlord is needed by virtue of this Lease and the Headlease

4.6
To provide to the Tenant a copy of any notice served on the Landlord and relating to the Premises and provide a copy of the estimated service charges as soon as the same are received together with a copy of any revisions to the estimated service charges and a copy of the Service Charge Statement together with any other information given to the Landlord by the Superior Landlord under the Superior Lease

4.7
The Landlord shall at its own expense remedy any Latent Defects and any want of repair which is attributable to any such Latent Defects and the Landlord shall not recover or seek to recover from the Tenant any Contribution or other payment pursuant to this Lease in respect of any cost incurred by the Landlord in or incidental to the remedying of any Latent Defect or of any want of repair attributable to such Latent Defect

4.8
To provide the following services (unless unable to do so because of circumstances outside of its control):

(a)
maintaining repairing renewing reinstating and where appropriate treating washing down painting and decorating the Common Parts;

  (b)
  inspecting servicing maintaining repairing amending overhauling or replacing and insuring all apparatus plant machinery and equipment within the common Parts from time to time including without prejudice to the generality above stand by generators boilers and items relating to mechanical ventilation heating cooling and security;

  (c)
  maintaining repairing cleansing emptying draining amending and renewing all Conduits within the Building and all other conduits on any other adjoining property which serve the Building;

  (d)
  maintaining and renewing the fire alarms and ancillary apparatus and fire prevention and fire fighting equipment and apparatus in the Common Parts;

  (e)
  cleaning treating polishing heating and lighting the Common Parts to such standard as may be reasonably adequate;

  (f)
  providing such mechanical ventilation heating and cooling to the Common Parts for such hours and times of year as the Landlord shall in its reasonable discretion determine;

  (g)
  cleaning at least once a month the exterior and interior of all windows and window frames in the Building;

  (h)
  collecting and disposing of refuse from the Building;

  (i)
  providing and maintaining a reception facility to include without limitation an area on the ground floor of the building for receiving visitors and guests properly furnished for such purposes and a reception desk which is manned between the hours of 0830 and 1800 inclusive during the days Monday to Friday inclusive;

  (j)
  providing hot and cold water to the toilet facilities and providing all other toilet requisites commonly found in toilet facilities

5  General Provisions

    PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

5.1
the definitions referred to the Head Lease shall be incorporated in this Lease (mutatis mutandis) as if the same had been set out herein in extenso except that where the same terms are defined in their Lease, the definitions in this Lease shall subsist

5.2
the provisions of clauses 5.5 to 5.15 (inclusive) except 5.6, 7 and 8 of the Head Lease shall apply to this demise (including without prejudice to the generality of the foregoing the proviso for re-entry therein contained) as if the same were set out at length herein and demised premises refers to the Premises demised by this Lease save that for the purposes of this Lease the definition of the "Review Date" in Clause 8 of the Head Lease shall be 18 July 2001 and the words "15 years" in clause 8.1.2 shall be replaced with "5 years"

5.3
Except to the extent that the Landlord may be liable by law notwithstanding any agreement to the contrary the Landlord shall not be liable in any way to the Tenant or any undertenant or any servant agent licensee or invitee of the Tenant or any undertenant by reason of:

(a)
any act neglect default or omission of any of the tenants or owners or occupiers of any adjoining or neighbouring premises (whether within the Building or not)

(b)
the defective working stoppage or breakage of or leakage or overflow from any Conduit or any of the Plant or

(c)
the obstruction by others of the Common Parts or the areas over which rights are granted by this Lease

5.4
The Landlord shall be entitled to make alterations to the Common Parts or to alter renew or replace any Plant and to obstruct the Common Parts while doing so but shall in so doing ensure that reasonable access to the Premises or reasonable alternative and no less commodious access to the Premises is always available

5.5
In the interests of security the Landlord:

(a)
may require anyone entering or leaving the Building to identify themselves and the party in the Building whom they are visiting and to record this information and their arrival and departure times in a book or other form of record kept for the purpose

(b)
may prevent anyone entering the Building for the purpose of visiting the Premises unless that person has a key to the Premises or is authorised by the Tenant or any other permitted occupier of the Premises

(c)
may require the Tenant or permitted occupier of the Premises to escort any person visiting them from the security or reception desk to the Premises (and back again when that person leaves)

(d)
may prevent anyone removing any items from the Building unless that person is authorised to do so by the Landlord or any tenant or permitted occupier of the Building and in this regard:

    (A)
    the rights of access and egress granted in Schedule 2 are subject to this clause and

    (B)
    any authorisation required by this clause must be produced to the person requiring it or confirmed by a written or oral (or telephoned) statement from the person giving it

5.6
The Landlord may add to vary or discontinue any of the Services where the Landlord acting reasonably considers it appropriate to do so having regard to the principles of good estate management and where it is in the interest of all Tenants and occupiers of the Building

5.7
that nothing herein contained or implied or in any licence or consent hereafter granted shall be taken to be a covenant warranty or representation by the Landlord that the Premises can be lawfully used for the purpose referred to in the Head Lease or for any other particular purpose whatsoever

5.8
notwithstanding anything contained herein or in the Head Lease the rent hereby reserved shall not be suspended for a period longer than the period for the suspension of the rent reserved by the Head Lease

5.9
where any issue question or matter arising out of or under or relating to the Head Lease or the Superior Lease which also affects or relates to the provisions of this Lease is to be determined as provided in the Head Lease or the Superior Lease the determination of such issue question or matter pursuant to the provisions of the Head Lease or the Superior Lease shall be binding on the Tenant as well as the Landlord for the purposes of the Head Lease, Superior Lease and this Lease

5.10
where under the terms of this Lease the consent of the Landlord is required for any act or matter the consent of the Head Landlord under the terms of the Head Lease and the Superior Landlord under the terms of the Superior Lease shall also be required wherever requisite PROVIDED THAT nothing in this Lease shall be construed as imposing on the Head Landlord or the Superior Landlord any obligation (or indicating that such obligation is imposed on the Head Landlord or the Superior Landlord by virtue of the terms of the Head Lease or the Superior Lease respectively) not unreasonably to refuse any such consent

5.11
for the avoidance of doubt any rights reserved by or exercisable under the Superior Lease Head Lease or this Lease shall be exercisable by the Landlord the Head Landlord and the

  Superior Landlord together with all agents workman servants and contractors employed by the Landlord the Head Landlord or the Superior Landlord

5.12
If the Tenant shall in compliance with its obligations under Clause 3.9 of this Lease carry out any works to remedy any Latent Defect or to remedy any want of repair which is attributable to any such Latent Defect provided that the Tenant prior to carrying out such works shall obtain the approval of the Landlord to the nature and extent of the works such approval not to be unreasonably withheld or delayed and complete such works to the reasonable satisfaction of the Landlord the Landlord shall pay or repay to the Tenant the costs and expenses of and incidental to such works following production to the Landlord of all relevant receipts and invoices or other reasonable evidence of such costs and expenses

6  Confidentiality

    Neither party shall publish issue or make any announcement press release or circular in relation to the transaction hereby agreed and save to the extent required by law the regulations of the Stock Exchange or other regulatory requirements or for the purposes of accounting and auditing or for the purposes of making returns to or responding to enquiries made by the Inland Revenue neither party (so far as it is within the power of each party) shall make public or issue such matters publicly without the consent of the other and each party shall take every reasonable account of the representations in respect of thereof made by the other party hereto and neither party shall in any event disclose the financial terms of the transaction publicly

7  Guarantee

7.1
THE Guarantor HEREBY COVENANTS with and GUARANTEES to the Landlord that the Tenant will at all times during the term and any statutory or other continuation or extension thereof pay the rents and all other sums and payments agreed to be paid by the Tenant at the respective times and in manner herein appointed for payment thereof and will also duly perform and observe the several covenants and obligations on the part of the Tenant contained and that the Guarantor will pay and make good to the Landlord on demand all losses sustained and reasonable costs and reasonable expenses incurred by the Landlord through the default of the Tenant in respect of the before-mentioned matters.

7.2
The Guarantor HEREBY FURTHER COVENANTS with the Landlord that if this Lease shall be disclaimed or forfeited or shall for any other reason determine or cease to exist except determination by either the Landlord or the Tenant under clauses 9 or 11 then the Guarantor shall if required by notice in writing from the Landlord within three months thereafter take up a lease of the Demised Premises forthwith for a term equivalent to the residue of the term granted by this Lease (had it not been disclaimed or forfeited or determined or ceased to exist) and at the rents which would have been payable hereunder (with provisions for the review of rent at the times and in manner contained in this Lease) and subject to the like covenants and to the like provisos and conditions as are contained in this Lease with the exception of this Clause AND in such case the Guarantor shall pay the Landlord's reasonable and proper and reasonable costs of and accept such new lease accordingly and will execute and deliver to the Landlord a counterpart thereof

7.3
The Guarantor HEREBY FURTHER COVENANTS with the Landlord that if this Lease shall be disclaimed or shall be forfeited under the provisions in that behalf herein contained or shall for any other reason determine or cease to exist except determination by either the Landlord or the Tenant under Clauses 9 or 11 then the Guarantor shall for a period of four months thereafter or (if earlier) until the date upon which a new lease of the Demised Premises is granted pay to the Landlord amounts equal to the rents and other payments which would have been payable by the Tenant under this Lease (had it not been disclaimed or forfeited or determined or ceased to exist) upon the dates when the same would have been payable under this Lease it being agreed however that credit shall be given to the Guarantor if (notwithstanding such disclaimer) such sums have in any event been paid to the Landlord

7.4
The Guarantor shall not be released from its obligations under this clause nor shall the liability of the Guarantor be in any way lessened or affected by any neglect or forbearance of the Landlord in endeavouring to obtain payment of the rents and other payments due under this Lease or any delay by the Landlord in enforcing the performance or observance of the covenants and obligations herein on the part of the Tenant or any time which may be given by the Landlord to the Tenant

7.5
The guarantee hereby given shall also operate for the benefit of the successors or assigns of the Landlord

8  Exclusion of Security

8.1
IT IS HEREBY AGREED AND DECLARED that the provisions of Sections 24 to 28 of Part 2 of the Landlord and Tenant Act 1954 shall not apply in relation to the Lease hereby granted

8.2
THE agreement contained in the preceding subclause has been authorised by an Order dated the 20th day of December 2000 and made under Section 38(4) of the said Act of 1954 (as amended by Section 5 of the Law of Property Act 1969) by the Bristol County Court on the joint application of the parties hereto

9  Termination

9.1
This Lease and any interests derived out of this Lease shall automatically cease and determine upon the expiration or sooner determination for any reason of the term granted by the Head Lease or the Superior Lease but without prejudice to any claim either party may have in respect of any antecedent breach by the other

10  Contracts (Rights of Third Parties) Act 1994

10.1
The parties do not intend that any term of this Lease shall be enforceable by any party as provided by the Contracts (Rights of Third Parties) Act 1999 but any third party right which exists or is available independently of that Act is preserved

11  Determination

11.1.1	The Landlord may determine this Lease on the second, third or fourth anniversary of the Commencement Date by serving on the Tenant not less than six months prior written notice specifying the proposed date of Determination
11.1.2
The Tenant may determine this Lease on the first day of any month after the first anniversary of the Commencement Date by serving on the Landlord not less than six months' prior written notice specifying the proposed date of Determination
11.2
This Lease shall only determine as a result of notice served by the Tenant under clause 11.1.2 if:

(a)
that notice has been served strictly in accordance with that clause and

(b)
on the intended date of Determination the Tenant gives vacant possession of the Premises to the Landlord and

(c)
the Tenant has paid all firstly reserved rent by the Tenant under this Lease to the date of Determination

11.3
If the Landlord serves notice of Determination under clause 11 then on the expiry of that notice the Tenant shall give vacant possession of the Premises

11.4
If the provisions of this clause 11 are complied with then upon the expiry of the relevant notice of Determination this Lease shall determine but without prejudice to any right of action of either party in respect of any previous breach by the other of this Lease and without prejudice also to the continuing operation of this clause 11 and the Tenant shall deliver to the Landlord the original of the Lease and any other title documents to the Premises

11.5
Time is of the essence in respect of this clause 11

11.6
Any notice of Determination served under this clause 11 shall be irrevocable

12  Agreement for Lease

12.1
This Lease is not entered into pursuant to any agreement for Lease

IN WITNESS whereof the parties hereto have caused this Lease to be duly executed as a Deed the day and year first before written

Systems Union Limited
Dogmersfield Park
Hartley, Wintney
Basingstoke
Hants
RG27 8TD

Corillian International Limited
75 Cannon Street
London
EC4N 5BN

and

Corillian Corporation
3400 NW John Olsen Place
Hillsboro
OR97124

Date: 8th February 2001

Dear Sirs

Ground Floor, North Wing, Systems Union House, Farnborough

    This letter relates to a Sub-Underlease of the above premises granted by us to you on the date hereof ("the Lease") or any Lease we require Corillian Corporation to take up under clause 7 of the Lease and in consideration of our entering into the Lease notwithstanding the express provision contained in the Lease, it is hereby agreed that the annual rent firstly reserved by the Lease will not be reviewed on 18 July 2001.

    In place of the rent review on 18 July 2001, it is hereby agreed that the annual rent firstly reserved by the Lease will be increased in accordance with the provisions of paragraph 1 below.

1.	(a)	In respect of each of the following periods respectively of the said term (hereinafter individually called "a rental period") that is to say
		(i)	the period commencing on the 12th day of January Two thousand and Three and ending on the 11th day of January Two thousand and Four and
		(ii)	the period of commencing on the 12th day of January Two thousand and Four and ending on the 11th day of January Two thousand and Five
		(iii)	the period commencing on the 12th day of January Two Thousand and Five and ending on the 11th day of January Two Thousand and Six such a sum as shall be equal to £327,015 (the "Basic Rent") by the variable factor (as hereinafter defined) applicable to the rental period in relation to which the calculation is being made
(b)
The Basic Rent multiplied by the variable factor less the Basic Rent shall be paid without any deduction by equal quarterly instalments in advance on the usual quarter days in every year the first proportionate payment of such quarterly payments of the first of the said rents to be made on the commencement of the first of the said rental periods

(c)
The variable factor in relation to a rental period shall be the numerical fraction which shall have as its denominator the figure of 172.2 and as its numerator the average monthly figure to be derived from the monthly Indices of Retail Prices published by the Department of Employment or any other Ministry or Government Department upon which the duties in connection with the Index of Retail Prices shall have devolved) for the last twelve months for which the Indices have been published immediately preceding the year of commencement of that rental period
(d)
If and as often as during the said term the monthly Index of Retail Prices shall be related to some commencing date other than the Thirteenth day of January One thousand nine hundred and eighty seven (which is the date at which for the purposes of the present Index of Retail Prices the Index figure was taken at 100) then any new Index shall for the purposes of this Clause be substituted for the figure of 172.2 hereinbefore mentioned and in any such case the Index figure related to a more recent date shall be substituted in preference to one related to a more remote date and in any such case the expression "Basic Rent" shall be construed as meaning the yearly rent payable hereunder immediately before the commencing date to which the said new Index figure shall be related
(e)
Notwithstanding anything hereinbefore otherwise contained where the rent in relation to a rental period would (apart from this provision) not be greater then the yearly rent payable hereunder immediately before the commencement of such rental period then and in such case the rent payable for such rental period shall be deemed to be the same as the amount of the yearly rent payable for the period immediately preceding such rental period
(f)
If there shall be any bona fide dispute differences or question between the Landlord and the Tenant as to the amount of rent payable hereunder or with respect to the construction or effect of the provisions of this Clause or if Her Majesty's Government shall cease to publish any Index of Retail Prices as aforesaid or if any event shall happen whereby it becomes impossible or impracticable to implement the provisions for calculating rent hereinbefore contained then and in any such case such dispute difference or question or (as the case may be) the question as to the amount of the rent payable for any rental period shall be referred by either party for determination by a single arbitrator in accordance with the provisions of the Arbitration Act 1950 or any statutory enactment in that behalf for the time being in force

Provided always that if the Superior Landlord or Head Landlord as defined in the Lease require the Landlord to review the rent under the Lease and enforce the Landlord to review the same, we shall indemnify you for any increase in rent paid by you under the Lease as a result of the rent review on 18 July 2001
2.	(a)
In this paragraph 5 the "Relevant Room Rate" means in the case of the Presentation Room £30 per hour, in the case of the Board Room £25 per hour; and in the case of Meeting Rooms 1, 2, 3, 4 and 5 it means £15 per hour. All of these rooms (the "Meeting Rooms") are on the ground floor of the building and are identified on the attached plan.
(b)
We agree to let you use the Meeting Rooms from time to time if they happen to be available and always by prior appointment for the purpose for which they are designed provided that you pay us on written demand an amount calculated by multiplying the number of hours that you have used the room by the Relevant Room Rate. If any such payments are outstanding for more than 14 days then interest shall be payable thereon at the rate provided by the Lease.
	(c)	At any time after the date one month after the date of this letter, we reserve the right on notice with immediate effect to restrict your use to a maximum of ten room hours per week.
	(d)	We will also permit you use of our video conferencing facility whilst you are using any of the Meeting Rooms if it happens to be available as is not being used or required by us.
3	For the avoidance of doubt, all of the agreements, concessions and permissions in your favour contained in all of the above paragraphs are personal to you and cannot be transferred in any way.

4
Neither party shall publish issue or make any announcement press release or circular in relation to the transaction hereby agreed and save to the extent required by law the regulations of the Stock Exchange or other regulatory requirements neither party (so far as it is within the power of each party) shall make public or issue such matters publicly without the consent of the other and each party shall take every reasonable account of the representations in respect thereof made by the other party hereto and neither party shall in any event disclose the financial terms of the transaction publicly.
5	This letter shall bind our successors in title.
Please countersign this letter to confirm that you agree to all of the above.
Yours faithfully

Signed on behalf of Systems Union Limited

Countersigned on behalf of Corillian International Limited

Countersigned on behalf of Corillian Corporation